Exhibit 10.20

AMENDMENT TO THE

UNITEDHEALTH GROUP

DIRECTORS’ COMPENSATION DEFERRAL PLAN

WHEREAS, UnitedHealth Group Incorporated (the “Company”) maintains the UnitedHealth Group Directors’ Compensation Deferral Plan (the “Plan”);

WHEREAS, Section 10.1 of the Plan permits the Compensation and Human Resources Committee of the Company’s Board of Directors (the “Committee”) to amend the Plan at any time; and

WHEREAS, on June 2, 2009, the Board of Directors, upon the recommendation of the Committee, authorized the Company to amend the terms of the Plan, effective as of January 1, 2010, to permit participants to defer deferred stock units into the Plan.

NOW THEREFORE, the Plan is amended, effective January 1, 2010, in the following respects:

1. Plan Section 1.2.1 is amended in its entirety to read as follows:

“1.2.1. Account – the separate bookkeeping account established for each Participant which represents the separate unfunded and unsecured general obligation of UnitedHealth Group established with respect to each person who is a Participant in this Plan in accordance with Section 2 and which are credited to the dollar amounts and/or Deferred Stock Units specified in Sections 3 and 4 and from which are subtracted payments made pursuant to Section 8. The following accounts will be maintained under this Plan for Participants:

(a)	Pre-2004 Account – the account maintained for each Participant to which are credited the dollar amounts specified in Sections 3 and 4 for Plan Years ending on or before December 31, 2003.

(b)	Post-2003 Account – the account maintained for each Participant to which are credited the amounts specified in Sections 3 and 4 for Plan Years beginning after December 31, 2003. Effective with the 2010 Plan Year, Deferred Stock Units also may be credited to the Post-2003 Account. To the extent necessary to accommodate and effect the distribution elections made by Participants pursuant to Section 8.3 and Section 8.9.2 for Plan Years beginning after December 31, 2003, separate bookkeeping sub-accounts shall be established with respect to each of the several annual forms of distribution elections and pre-selected in-service distribution elections made by Participants. In addition, sub-accounts may be established with respect to cash compensation and Deferred Stock Units.”

2. Plan Section 1.2.4 is amended in its entirety to read as follows:

“1.2.4. Board Compensation – Board retainer fees, Board Chair retainer fees, Board meeting fees, Board committee Chair retainer fees and Board committee fees, including any such fees as the Participant elects to have paid in the form of Deferred Stock Units, but not stock options or other stock-based compensation. The Committee may designate prospectively that other pay is included in Board Compensation.”

3. A new Section 1.2.8 is added to Section 1.2 and the remaining sections of Section 1.2 are renumbered as appropriate. The new Section 1.2.8 shall read as follows:

“1.2.8 Deferred Stock Unit or Unit – a unit granted under the UnitedHealth Group Incorporated 2002 Stock Incentive Plan, as may be amended from time to time, or a successor plan, evidencing the right to receive a share of UnitedHealth Group common stock (or a cash payment equal to the fair market value of a share of United Health Group common stock) at some future date.

4. A new sentence is added after the first sentence of Plan Section 3.1.1 to read as follows:

“The Committee, in its sole discretion, may permit a Participant to make separate deferral elections with respect to the Participant’s Board Compensation payable (a) in cash and/or (b) Deferred Stock Units.”

5. Plan Section 8.2 is amended in its entirety to read as follows:

“8.2. Form of Distribution. As determined under the rules of Section 8.4, distribution of the Participant’s Post-2003 Account shall be made in one or more of the forms listed below. Effective with the 2010 Plan Year, the Committee, in its sole discretion, may permit a Participant to make separate distribution elections with respect to the Participant’s Board Compensation payable in cash and/or Deferred Stock Units.

(a) Immediate Lump Sum of Cash-Based Board Compensation. Distribution of the cash-based Board Compensation sub-account within the Participant’s Post-2003 Account shall be made in a single lump sum. The amount of the lump sum distribution shall be determined as soon as administratively feasible as of a Valuation Date following the Plan Year in which occurs the Participant’s Termination of Directorship. Payment shall be actually be made as soon as practicable after such determination (but not later than the last day of the February following the Plan Year in which occurs the Participant’s Termination of Directorship).

(b) Installments. Distribution of the Participant’s Post-2003 Account shall be made in a series of five (5) or ten (10) annual installments. If a Participant elects to receive payment in the form of installments, then pursuant to section 409A of the Code and regulations issued thereunder (and for purposes of the re-election provisions in Section 8.4.4), the series of installment payments shall be treated as the entitlement to a single payment (rather than a series of separate payments).

(i) Cash-Based Board Compensation. The amount of the first installment will be determined as soon as administratively feasible following the Plan Year in which occurs the Participant’s Termination of Directorship and the amount of future installments will be determined as soon as administratively feasible following the end of each following Plan Year. The amount of each installment shall be determined by dividing the Participant’s Post-2003 Account balance as of the Valuation Date as of which the installment is being paid, by the number of remaining installment payments to be made (including the payment being determined). Such installment payments shall be actually be made as soon as practicable after each such determination (but not later than the last day of February of each year when a determination occurs).

(ii) Deferred Stock Units. In payment of vested Deferred Stock Units, UnitedHealth Group shall promptly issue shares of UnitedHealth Group common stock in book-entry form, registered in Participant’s name (or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be) in equal installments in each Plan Year following the Plan Year in which the Participant’s Termination of Directorship occurs. The value of any fractional vested Deferred Stock Unit shall be paid in a single lump sum cash payment at the time the shares of Common Stock are delivered to Participant in payment of the last installment of Deferred Stock Units. In no event shall payment be made later than the last day of February of the Plan Year in which the payment is scheduled to occur.

(iii) Exception for Small Amounts. Notwithstanding the foregoing provisions of this Section 8.2(b), if the value of the Participant’s Post-2003 Account as of the Valuation Date as of which an installment payment is to be determined (including the value of the Participant’s vested Deferred Stock Units) does not exceed Five Thousand Dollars ($5,000), the Participant’s entire Post-2003 Account shall be paid in the form of a lump sum. Payment shall be made (or in the case of vested Deferred Stock Units, such Units will be converted into shares of UnitedHealth Group common stock) as soon as administratively practicable after such Valuation Date (but not later than the last day of February of the year when such determination occurs). For this purpose, the value of the Post-2003 Account shall be determined after reduction for any lump sum or other payment that is also payable to such Participant as of such Valuation Date.

(c) Five (5) Year Delay, then Lump Sum. Distribution of the Participant’s Post-2003 Account shall be made in a single lump sum payment following the fifth (5th) anniversary of the Participant’s Termination of Directorship.

(i)	Cash-Based Board Compensation. The amount of such distribution shall be determined as soon as administratively feasible as of a Valuation Date in the calendar year following the calendar year in which occurs the fifth (5th) anniversary of the Participant’s Termination of Directorship. Actual distribution shall be made in the calendar year of determination as soon as administratively practicable after such determination (but not later than the last day of February of each year when a determination occurs).

(ii)	Deferred Stock Units. In the Plan Year immediately following the fifth anniversary of the Participant’s Termination of Directorship, UnitedHealth Group shall issue shares of Common Stock in book-entry form, registered in Participant’s name (or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be), in payment of all vested whole Deferred Stock Units. The value of any fractional vested Deferred Stock Unit shall be paid in a single lump sum cash payment at the time shares of Common Stock are delivered to Participant in payment of the Deferred Stock Units. In no event shall payment be made later than the last day of February of the Plan Year in which the payment is scheduled to occur.

(iii)	Exception for Small Amounts. Notwithstanding the foregoing provisions of this Section 8.2(c), if the value of the Participant’s Post-2003 Account (including the value of the Participant’s vested Deferred Stock Units) does not exceed Five Thousand Dollars ($5,000) as of the Valuation Date in the Plan Year in which the Participant experienced a Termination of Directorship or any following Plan Year, the Participant’s Post-2003 Account shall be paid in a lump sum. Payment shall be made (or in the case of vested Deferred Stock Units, such Units will be converted into shares of UnitedHealth Group common stock) as soon as practicable after such determination (but not later than the last day of February of the year following the Valuation Date); provided that payment shall only be made if the requirements of Treasury Regulation Section 1.409A-3(j)(4)(v) are satisfied.

(d)

Ten (10) Year Delay, then Lump Sum. Distribution of the Participant’s Post-2003 Account shall be made in a single lump sum payment following the tenth (10th) anniversary of the Participant’s Termination of Directorship.

(i)

Cash-Based Board Compensation. The amount of such distribution shall be determined as soon as administratively feasible as of a Valuation Date in the calendar year following the calendar year in which occurs the tenth (10th) anniversary of the Participant’s Termination of Directorship. Actual distribution shall be made in the calendar year of determination as soon as administratively practicable after such determination (but not later than the last day of February of each year when a determination occurs).

(ii)	Deferred Stock Units. In the Plan Year immediately following the tenth anniversary of the Participant’s Termination of Directorship, UnitedHealth Group shall issue shares of Common Stock in book-entry form, registered in Participant’s name (or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be), in payment of all vested whole Deferred Stock Units. The value of any fractional vested Deferred Stock Unit shall be paid in a single lump sum cash payment at the time shares of Common Stock are delivered to Participant in payment of the Deferred Stock Units. In no event shall payment be made later than the last day of February of the Plan Year in which the payment is scheduled to occur.

(iii)	Exception for Small Amounts. Notwithstanding the foregoing provisions of this Section 8.2(d), if the value of the Participant’s Post-2003 Account (including the value of the Participant’s vested Deferred Stock Units) does not exceed Five Thousand Dollars ($5,000) as of the Valuation Date in the Plan Year in which the Participant experienced a Termination of Directorship or any following Plan Year, the Participant’s Post-2003 Account shall be paid in a lump sum. Payment shall be made (or in the case of vested Deferred Stock Units, such Units will be converted into shares of UnitedHealth Group common stock) as soon as practicable after such determination (but not later than the last day of February of the year following the Annual Valuation Date); provided that payment shall only be made if the requirements of Treasury Regulation Section 1.409A-3(j)(4)(v) are satisfied.”

6. A new sentence is added immediately following the first sentence of Section 8.4.1(b) to read as follows:

“Effective with the 2010 Plan Year, the Committee, in its sole discretion, may permit a Participant to make a separate distribution election with respect to the Participant’s Board Compensation payable in cash and/or Deferred Stock Units.”

7. The first paragraph of Plan Section 8.9.2 is amended in its entirety to read as follows:

“8.9.2 Pre-Selected In-Service Distributions from Post-2003 Account. Each Participant has the opportunity, when enrolling in the Plan for each Plan Year beginning on or after January 1, 2004, to elect one (1) or more pre-selected in-service distribution dates for all or a portion of the Participant’s Post-2003 Account attributable to cash-based Board Compensation deferrals for such Plan Year (and any investment gains or losses on such deferrals), subject to the following rules:”

8. Plan Section 8.10 is amended in its entirety to read as follows:

“8.10. Distributions in Cash or Stock. Unless otherwise determined by the Committee, in its sole discretion, Deferred Stock Units shall be converted into shares of common stock of UnitedHealth Group. All other distributions from this Plan shall be made in cash.”